EXHIBIT 10.40


                            CRESCENT COMMUNICATIONS
                                 2 Florian Court
                           Westport, Connecticut 06880



March 10, 2005


Mr. Andrew Brown
Ramp Corporation, Inc.
33 Maiden Lane, 5th Fl
New York, NY 10038

Dear Andrew:

Re:  Terms of Engagement

     The purpose of this letter agreement (the "Letter Agreement") is to set out the terms and conditions of the engagement of Crescent Communications, Inc. ("Crescent") by Ramp Corporation, Inc. ("Ramp") to provide certain investor communication and consulting services as set forth in Section 1 below.

1. Nature of the Engagement - Crescent will be engaged for the purpose of providing Ramp investor communications services. The services to be provided by Crescent will include:

(a) Work with Ramp to obtain an understanding of Ramp's business and financial affairs;

(b) Assist Ramp in preparing presentations and materials specifically targeting the investment community.

(c) Identify and arrange meetings for Ramp in the appropriate investment markets (i.e. Securities firms, institutions, retail analysts, fund managers) and other investment groups active in the Medical services and Pharmaceutical Industry.

(d)  Solicit   feedback   relating   to  Ramp   and   presentations   given   by
     representatives of Ramp. Arrange follow-up meetings and communications with the groups described above.

(e) Work to increase the exposure of Ramp to the retail and institutional investment community.

(f) Implement a phone, e-mail and road show campaign to address the above stated target audience and provide the above-stated services.

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2.   Term of the Engagement - Crescent's engagement hereunder shall be for a minimum six month period; provided, however, Ramp may terminate this Letter Agreement and Crescent's employment hereunder at any time upon Crescent's material breach of this Letter Agreement or failure to perform. Furthermore, either party may terminate this agreement without cause on 30 days notice to the other party. This agreement will continue on a month-to-month basis, past the initial minimum three month period, but under no such circumstances will the term of this engagement exceed 12 months in the aggregate.

3. Remuneration - As compensation for the services to be provided hereunder, Ramp agrees to pay to Crescent the following:


(a) Ramp agrees to pay to Crescent a monthly fee for services rendered of $7,000 per month (the "Monthly Fee"). The Monthly Fee is payable upon receipt and billing is on a monthly basis At Ramp's option, the Monthly Fee may be paid in Ramp Corporation common stock values at the average closing price for the last five trading days of the applicable month. .

(b) Ramp shall reimburse Crescent for all reasonable, actual and documented in-house monthly expenses (i.e. telephone, mailing, and travel) incurred by Crescent pursuant to its engagement hereunder, with such expenses, in the aggregate, limited to $400 per month,

     Unless Crescent has received the prior written consent of Ramp. No significant out-of-pocket expense may be incurred by Crescent without the prior written consent of Ramp.

(c) Upon execution of this Letter Agreement, Ramp will issue to Crescent warrants entitling Crescent to purchase up to 75,000 shares of its common stock, at an exercise price of $1.80 per share, with an expiration date set 5 years from the date of this Letter Agreement. Shares underlying the warrants will be registered as soon as practicable after the issuance of the warrants, but under no circumstances more than 3 months thereafter. Crescent's warrants shall vest 15,000 at signing, and 5,000 per month thereafter. If terminated before the completion of 12 month's service, Crescent's unvested warrants will be cancelled.

4. Obligations - in performing services under this engagement, Crescent hereby represents, warrants, covenants to Ramp as follows:

(a) Crescent has all requisite power and authority to execute, deliver and perform its obligations under this Letter Agreement. All action necessary for the authorization, execution, delivery and performance of this Letter Agreement by Crescent has been taken. This Letter Agreement constitutes a valid, binding and enforceable obligation of Crescent.

(b) Crescent shall comply at all times and in all respects with the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Act of 1934, as amended (the "Exchange Act"), the

     National Association of Securities Dealers, Inc., the American Stock Exchange and all other applicable Federal or state laws, rules or regulations and all other applicable stock exchange rules.

(c) Crescent agrees that it will not at any time during or after this engagement hereunder reveal, divulge or make known to any person, firm or corporation any secret, confidential or non-public information concerning Ramp's business, operations, financial condition or affairs, including, but not limited to, its financing strategies and the existence and terms of this engagement or any advice rendered in connection therewith. Crescent further agrees to return all copies of documents or other information, including, but not limited to, tapes, discs or other storage devices in its possession relating to Ramp. This Section 4(c) shall survive the termination or expiration of this Letter Agreement and this engagement.

(d) Crescent shall not represent itself as an agent of Ramp and shall not make any representations or commitments on behalf of Ramp except as expressly confirmed and agreed to in writing by Ramp.

(e) Crescent agrees to work closely with Andrew Brown, and other Ramp personnel as designated by Mr. Brown, to further the corporate interest of Ramp.

(f) The services to be provided Ramp by Crescent will be provided by David Long or John Long.

(g) Crescent shall obtain Ramp's prior approval and consent with respect to the substance of all written or oral communications with the investment community.

5. Communications with Investment Community - Ramp will coordinate its communications with Crescent so that the communications prior to and following presentations are effective and directed. Following introductions and presentations to the members of the investment community, and after Crescent's follow-up communications, Ramp will have the liberty to communicate directly with such parties. A list of all contacts, with all relevant contact information, will be provided to Ramp approximately every 2 weeks during the engagement.

6. Independent Contractors - Crescent and its personnel are independent contractors in relation to Ramp with respect to all matters arising under this Letter Agreement. Nothing herein shall be deemed to establish a partnership, joint venture, or employment relationship between the parties. Crescent shall remain solely responsible for the payment of, and shall indemnify and hold harmless Ramp from and against, any and all taxes and levies, including but not limited to the withholding and payment of all Federal, state and local personal income, wage, earning, occupation, social security, unemployment, sickness and disability insurance, and payroll taxes or levies. Crescent acknowledges and understands that as an independent contractor Crescent and its personnel shall not be eligible for any employee benefits (under ERISA, state law or otherwise) now existing or hereafter adopted and attributable to employment with Ramp.

7. Governing Law. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

8. Entire Agreement. This Letter Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to its subject matter. This Letter Agreement and such other writing referred to herein supersede all prior agreements, term sheets, memoranda or correspondence between the parties with respect to the subject matter. This Letter Agreement may be amended only by a written instrument duly executed by the parties hereto.

9. Parties in Interest; Assignment. This Letter Agreement has been and is made solely for the benefit of Ramp and Crescent and their respective agents, employees, officers, directors, stockholders and controlling persons and their respective successors and assigns and heirs, and no person shall acquire or have any right under or by virtue of this Letter Agreement. This Letter Agreement may not be assigned by Crescent.

10. Counterparts. This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     If the above terms and conditions are acceptable to you, please confirm your agreement to Crescent by signing, dating and returning two copies to our office via overnight mail. Upon receipt, Crescent will send an executed copy to Ramp.

     Yours very truly,

     CRESCENT COMMUNICATIONS


     --------------------------------
     David Long, President

     The above terms and conditions are accepted this __ day of _________, 2005.

     Ramp Corporation



     --------------------------------
     Andrew Brown
     President & CEO